Exhibit 10.2

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is made by and among Lumentum Holdings Inc. (the “Company”), Lumentum Operations, LLC (the “Employer”), and Alan Lowe (“Employee”) (collectively, referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed at-will by the Company and the Employer;

WHEREAS, Employee entered into an Employment Agreement with the Company and the Employer dated August 4, 2015 that was amended and restated as of September 1, 2021 (as amended, the “Employment Agreement”);

WHEREAS, the Company has previously granted to Employee restricted stock units granted subject only to time-based (and no performance-based) vesting conditions (“RSUs”) and restricted stock units subject to performance-based vesting conditions (whether alone or in combination with time-based vesting conditions) (“PSUs”), in each case pursuant to, and subject to the terms and conditions of, the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) and the applicable restricted stock unit agreements between the Company and the Employee (such agreements, together with the Plan, the “Stock Agreements”), as set forth in the schedule attached hereto as Exhibit A;

WHEREAS, the Company and Employee have determined that a change in leadership will be made, and the Company, the Employer and Employee wish to provide for the orderly transition of Employee’s duties and responsibilities; and

WHEREAS, the Parties wish to resolve certain disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company, the Employer or any of the Releasees as defined below, including, but not limited to, certain claims arising out of or in any way related to Employee’s employment with or separation from the Company and the Employer.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, the Employer and Employee hereby agree as follows:

COVENANTS

1. Separation from Service; Resignation from Offices, Directorships; Continued Board Service.

a. As of immediately prior to 12:00 A.M. Pacific Time on February 7, 2025, Employee has ceased or will cease to be the Chief Executive Officer and President of the Company and the Employer.

b. Employee hereby confirms and agrees that, as of immediately prior to 12:00 A.M. Pacific Time on February 7, 2025, Employee has resigned (or, to the extent not otherwise covered, hereby resigns) from all positions held as of such date as an officer or director of the Company, the Employer or any of their affiliates, other than his position as a member of the Board of Directors of the Company (the “Board”). Employee agrees to promptly execute any instruments, forms or other documents evidencing such resignations. Employee hereby acknowledges and affirms that such resignations are final and irrevocable.

c. As of February 20, 2025 (the “Separation from Service Date”), the level of Employee’s services to the Company, the Employer and their affiliates will permanently reduce to a level that is not more than twenty percent (20%) of the level of services provided by Employee in the three-year period prior to that Separation from Service Date (such level, the “Reduced Level of Service”). Accordingly, the Parties agree and acknowledge that Employee has experienced or will experience a “separation from service” within the meaning of Section 1.409A-2(h) of the regulations promulgated by the U.S. Department of Treasury (the “Treasury Regulations” under the Internal Revenue Code of 1986, as amended (the “Code”)) on the Separation from Service Date. For purposes of clarity and avoidance of doubt, Employee’s base compensation prior to the Separation from Service Date remains unchanged from the rate in effect during January 2025.

d. Employee may continue to serve as a member of the Board following the Separation from Service Date, provided that during the period of Employee’s service as an employee pursuant to this Transition Agreement, Employee shall not receive any consideration other than that provided forth herein for service as a member of the Board and shall not be eligible for compensation under the Company’s compensation arrangements for its outside directors.

e. Employee hereby confirms and agrees that, effective as of June 28, 2025, Employee resigns from his position as a member of the Board (to the extent not otherwise covered).

2. Consideration. In consideration of Employee’s execution of this Transition Agreement and Employee’s fulfillment of all of its terms and conditions, the Company and the Employer agree as follows:

a. Continued Employment. Employee will have the opportunity to continue Employee’s employment with the Company and the Employer at the Reduced Level of Service on a transitional basis beginning on the Separation from Service Date until no later than December 15, 2025 (the “Planned Termination Date”); the actual last day of Employee’s employment with the Company and the Employer, the “Termination Date”; the period from the Separation from Service Date and the Termination Date the “Transition Period”). During the Transition Period, Employee shall be permitted to have full-time or part-time employment with another company, engage with another company as an independent contractor, or conduct his own business, provided that (i) Employee may not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly competitive with the business in which the Company and the Employer are now involved or become involved or have plans to become involved, (ii) any such outside activities are consistent with Employee’s contractual, legal or other obligations, and fiduciary duties to the Company and the Employer, including the Confidentiality Obligations (as defined below), and (iii) Employee’s continuing employment with the Company and the Employer and his Confidentiality Obligations do not conflict with the contractual obligations, legal obligations, or fiduciary duties assumed by Employee in connection with such outside activities.

b. Transition Services. During the Transition Period, Employee will provide transition services at the direction of the Company and the Employer (“Transition Duties”) at the Reduced Level of Service, with (i) a reduced base salary of $85,000 per year, subject to applicable withholding, and (ii) continued vesting of RSUs and PSUs that remain outstanding and unvested following the acceleration provided for in Sections 2.e and f below in accordance with their terms as modified by Sections 2.e and f below, (iii) continued participation in the Annual Incentive Plan (“AIP”) for the fiscal year ending June 28, 2025 (without reduction to Employee’s target opportunity thereunder as a result of Employee’s reduced rate of salary during the Transition Period), but without any right to participation in any other bonus or incentive program of the Company or the Employer, including any right to participate in the AIP for any fiscal year that begins within the Transition Period. During the Transition Period, Employee generally will be providing services remotely within the United States (initially with a primary work location in California, with at least 21 days’ advance written notice by Employee to the Company and the Employer of any relocation), and may be required to travel to participate in in-person visits with the customers, suppliers or partners of the Company or the Employer on mutually agreeable dates if and when requested by the Company or the Employer. Employee will perform the Transition Duties in good faith and to the best of Employee’s abilities and will comply with all applicable Company and Employer policies.

c. Benefits Eligibility. During the Transition Period, Employee will continue to be eligible to participate in the then-available Company or Employer welfare and retirement benefit plans and programs, at the same level as Employee would have been eligible to participate in such plans and/or programs immediately prior to the start of the Transition Period, but taking into account the Reduced Level of Service and the changes described in Section 2.b above, subject to the terms and conditions, including eligibility requirements, of the governing documents for such plans and/or programs.

d. Salary and Bonus Severance. The Company and/or the Employer will pay Employee a lump sum cash payment of $3,200,000 which shall be paid, less applicable withholdings, within thirty (30) days following the Separation from Service Date.

e. RSU Vesting Acceleration. Effective as of the Effective Date, each RSU set forth in the table below that, as of immediately prior to the Separation from Service Date, is outstanding and unvested and held by Employee, will vest as to the number of units set forth for such RSU in the following table, which represent all units that would vest under such RSU based on Employee’s continuous active service to the Company and Employer for the twelve (12) month period immediately following the Separation from Service Date (which vested units will be converted to shares pursuant to the terms of the applicable Stock Agreement). Such RSUs that are not vested by reason of the preceding sentence will continue to be outstanding and, subject to Section 3 below and the Separation Agreement (as defined below) becoming effective on its terms, will become vested in their entirety as provided for in Section 1.a of the Separation Agreement, but will not otherwise be eligible for further vesting following the Effective Date. Except as expressly set forth in this Section 2.e or in Section 1.a of the Separation Agreement, the RSUs remain subject to the terms and conditions provided for in the relevant Stock Agreements.

Award	Grant Date	Units for which Vesting Accelerates	Units that Remain Subject to Vesting
FY23 RSU	8/24/2022	10,392	0
FY24 RSU	8/23/2023	31,860	15,932
FY25 RSU	8/21/2024	46,641	46,645

f. PSU Vesting Acceleration. Effective as of the Effective Date, the PSU set forth in the table below that, as of immediately prior to the Separation from Service Date, is outstanding and unvested and held by Employee, will vest as to the number of units set forth for such PSU in the following table, which represent all units subject to such PSU that would be eligible for vesting if all performance goals were achieved at target levels (which vested units will be converted to shares pursuant to the terms of the applicable Stock Agreement), and such PSU will terminate and cease to be eligible for vesting with respect to any further units. The PSU identified as “FY25 AIP” in Exhibit A will continue to vest in all respects on its own terms; provided that, subject to Section 3 below and the Separation Agreement becoming effective on its terms, this PSU may be subject to accelerated vesting under Section 1.c of the Separation Agreement. Subject to Section 3 below and the Separation Agreement becoming effective on its terms, the PSUs identified as “FY24 PSU” and “FY25 PSU” in Exhibit A will become vested as provided for in Section 1.b of the Separation Agreement, but will not otherwise be eligible for further vesting following the Effective Date. Except as expressly set forth in this Section 2.f or in Section 1.b of the Separation Agreement, the PSUs remain subject to the terms and conditions provided for in the relevant Stock Agreements.

Award	Grant Date	Units for which Vesting Accelerates	Units that Remain Subject to Satisfaction of Performance Goals/Vesting
FY23 PSU	8/24/2022	62,345	0

g. Legal Fees. The Company will also pay Employee’s reasonable legal and tax accounting fees incurred in connection with the review and negotiation of the terms of this Transition Agreement, not to exceed $25,000, to be paid by Company as soon as practicable following provision of invoices regarding such fees.

h. Acknowledgement. Employee acknowledges that without this Transition Agreement, Employee is otherwise not entitled to the consideration listed in this Section 2.

3. Separation Agreement and Release.

a. Provided that Employee (i) is not terminated by the Company and the Employer for Cause (as defined in the Employment Agreement) prior to the Planned Termination Date, (ii) does not terminate his employment under this Transition Agreement prior to the Planned Termination Date, and (iii) executes the Separation Agreement and Release attached hereto as Exhibit B (the “Separation Agreement”) within the timeframe set forth in the Separation Agreement (but not earlier than the Termination Date) and does not revoke the Separation Agreement, the Company and the Employer agree to provide Employee with the consideration set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement.

b. In the event that (i) Employee’s employment with the Company and the Employer is terminated by the Company and the Employer prior to the Planned Termination Date other than for Cause (including a termination due to Employee’s disability) and (ii) Employee executes the Separation Agreement within the timeframe set forth in the Separation Agreement (but not earlier than the Termination Date) and does not revoke the Separation Agreement, the Company and the Employer agree to provide Employee with the consideration set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement.

c. In the event that (i) Employee’s employment with the Company and the Employer terminates prior to the Planned Termination Date due to Employee’s death and (ii) Employee’s estate or designated beneficiary executes the Separation Agreement following such Termination Date and within the timeframe set forth in the Separation Agreement as may be extended by the Company in its discretion and does not revoke the Separation Agreement, the Company and the Employer agree to provide such estate or beneficiary with the consideration set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement; provided, however, that upon any such death, the Transition Period shall be deemed to have ended as of the date of Employee’s death, and the date of Employee’s death shall be the Termination Date (as that term is used for purposes of this Transition Agreement and the Separation Agreement).

Employee understands and acknowledges (on behalf of Employee, and his estate) that: (x) the Company and the Employer may modify the Separation Agreement pursuant to or otherwise as may be required by applicable law; (y) without the Separation Agreement, Employee (or Employee’s estate or beneficiary, as applicable) is not otherwise entitled to the consideration listed in Section 1 of the Separation Agreement or any post-employment payments or benefits. Employee acknowledges that the Separation Agreement is not a condition of employment, continued employment, raise, or bonus.

4. At-Will Employment. Employee acknowledges and agrees that nothing in this Transition Agreement is intended to alter the at-will nature of Employee’s employment with the Company and the Employer. Accordingly, Employee is free to terminate Employee’s employment at any time, for any reason or for no reason and the Company and the Employer are free to terminate Employee’s employment at any time, for any reason or for no reason, even before the Planned Termination Date.

5. Release of Claims.

a. In consideration of the consideration described in Section 2 above, which Employee agrees he would not otherwise be entitled to, Employee (on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns) agrees to release any and all claims Employee may have against the Company and Employer (and each of Company’s and Employer’s parents, subsidiaries, and affiliates), as well as each of the Company’s and Employer’s (and each of their parents’, subsidiaries’ and affiliates’) respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Employee signs this Transition Agreement, including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress, breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company; and (e) any and all other claims arising from Employee’s relationship with the Company or Employer or the termination of that relationship. Employee agrees that, with respect to the claims released herein, Employee will not file any legal action asserting any such claims and has no lawsuits or other actions pending with respect to the claims released herein. Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, nothing herein shall act as a release to any claim by Employee for indemnification under any agreement by and between the Company or the Employer and Employee, the Articles of Incorporation or By Laws of the Company or the Employer, the D&O insurance policies of the Company or the Employer, or general corporate law. This release does not extend to: (x) any obligations incurred under this Transition Agreement; or (y) claims that cannot be released as a matter of law. Nothing herein releases any rights or claims Employee may have under the California Fair Employment and Housing Act (“FEHA”).

b. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Transition Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Transition Agreement; (b) Employee has twenty-one (21) calendar days within which to consider this Transition Agreement; (c) Employee has seven (7) calendar days following Employee’s execution of this Transition Agreement to revoke this Transition Agreement; (d) this Transition Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Transition Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Transition Agreement and returns it to the Company and Employer in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Transition Agreement. In order to revoke this Transition Agreement, Employee must deliver to the attention of the General Counsel of the Company at the following email address, a written revocation before 12:00 a.m. (midnight) Pacific Time on the eighth (8th) calendar day following the date Employee signs the Transition Agreement: [**]@lumentum.com. The Parties agree that immaterial changes do not restart the running of the 21-day period.

7. No Knowledge of Claims. To the knowledge of the members of the Board of Directors of the Company other than Employee, as of the date this Transition Agreement is executed by the Company and the Employer, the Company has no claims against Employee arising from acts committed during his employment with the Company, including but not limited to misfeasance, malfeasance, nonfeasance, breach of duty, professional negligence, and conflict of interest.

8. Confidentiality Obligations. Employee agrees to continue to comply with his confidentiality obligations to the Company and the Employer, including such obligations under the policies of the Company and the Employer, agreements to which both Employee and the Company or the Employer are parties and fiduciary duties of Employee (the “Confidentiality Obligations”). Notwithstanding anything to the contrary therein, Employee is permitted to disclose the existence of the Confidentiality Obligations to potential employers, and such disclosure shall not be a breach of the Confidentiality Obligations.

9. Non-Defamation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.

10. Protected Activity Not Prohibited. Employee understands that nothing in this Transition Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that

Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company or Employer trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company or Employer attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Transition Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Transition Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s or the Employer’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Employee understands that nothing in this Transition Agreement or any other agreement with Company or Employer (or any Company or Employer policies) shall limit or prohibit Employee from engaging in any protected conduct set forth in this section.

11. Governing Law. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.

12. Tax Consequences. Neither the Company nor the Employer makes any representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Transition Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company or the Employer and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company or the Employer for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company or the Employer by reason of any such claims, including attorneys’ fees and costs.

13. Section 409A. It is the intent of the Parties that this Transition Agreement be exempt from or comply with the requirements of Section 409A of the Code so that none of the payments and benefits to be provided under this Transition Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms in this Transition Agreement will be interpreted to be so exempt or so comply. In no event will the Company or the Employer reimburse Employee for any taxes imposed or other costs incurred as a result of Section 409A of the Code. The Company, the Employer and Employee agree to work together in good faith to consider amendments to this Transition Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to actual payment to Employee. Each payment and benefit to be paid or provided under this Transition Agreement is intended to constitute a separate payment (or a series of separate payments, as applicable) for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

14. No Oral Modification. This Agreement may only be amended in a writing signed by Employee, an authorized representative of the Company, and an authorized representative of the Employer.

15. Compensation Recovery. For avoidance of doubt, incentive-based compensation received by Employee from the Company or the Employer, whether pursuant to this Transition Agreement or otherwise, remains subject to recovery under the Company’s compensation recovery policy to the extent required by law.

16. Entire Agreement. This Transition Agreement represents the entire agreement and understanding between the Company, the Employer and Employee concerning the subject matter of this Transition Agreement and Employee’s employment with the Company and the Employer, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Transition Agreement and Employee’s relationship with the Company and the Employer, including the Employment Agreement, with the exception of the Confidentiality Obligations and the Stock Agreements.

17. Effective Date. Employee understands that this Transition Agreement shall be null and void if not executed by Employee within twenty-one (21) days following the date Employee first receives a copy of this Transition Agreement from the Company. Employee has seven (7) days after Employee signs this Transition Agreement to revoke it. This Transition Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Transition Agreement. The Employer represents and warrants that the undersigned has the authority to act on behalf of the Employer and to bind the Employer and all who may claim through it to the terms and conditions of this Transition Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Transition Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision.

20. Counterparts. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

21. Voluntary Execution of Transition Agreement. Employee understands and agrees that Employee has executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company, the Employer or any third party, with the full intent of releasing Employee’s claims against the Releasees as set forth herein. Employee acknowledges that: (a) Employee has read this Transition Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Transition Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Transition Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Transition Agreement; and (e) Employee has not relied upon any representations or statements made by the Company or the Employer that are not specifically set forth in this Transition Agreement.

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

ALAN LOWE, an individual

Dated: February 2, 2025	/s/ Alan S. Lowe
Alan Lowe

LUMENTUM HOLDINGS INC.

Dated: February 2, 2025	By	/s/ Penny Herscher
Penny Herscher
Board Chair

LUMENTUM OPERATIONS, LLC

Dated: February 2, 2025	By	/s/ Penny Herscher
Penny Herscher
Board Chair

EXHIBIT A OF TRANSITION AGREEMENT

SCHEDULE OF EQUITY AWARDS

Outstanding RSUs as of Immediately Prior to Separation from Service Date

Award	Grant Date	Units that Remain Subject to Vesting
FY23 RSU	8/24/2022	10,392
FY24 RSU	8/23/2023	47,792
FY25 RSU	8/21/2024	93,286

Outstanding PSUs as of Immediately Prior to Separation from Service Date

Award	Grant Date	Units that Remain Subject to Performance Conditions / Vesting	Performance Period
FY23 PSU	8/24/2022	62,345	FY23-FY25
FY24 PSU	8/23/2023	95,581	FY24-FY26
FY25 PSU	8/21/2024	93,285	FY25-FY27
FY25 AIP	8/21/2024	21,949	FY25

EXHIBIT B OF TRANSITION AGREEMENT

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and among Lumentum Holdings Inc. (the “Company”), Lumentum Operations, LLC (the “Employer”), and Alan Lowe (“Employee”) (collectively, referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Transition Agreement and Release to which this Agreement was attached as an exhibit.

RECITALS

WHEREAS, Employee was employed at-will by the Company and the Employer;

WHEREAS, Employee entered into an employment agreement with the Company and the Employer dated August 4, 2015 that was amended and restated as of September 1, 2021 (as amended, the “Employment Agreement”);

WHEREAS, Employee signed a Transition Agreement and Release Agreement with the Company and the Employer in or about February 2025 (the “Transition Agreement”);

WHEREAS, the Company has previously granted to Employee restricted stock units granted subject only to time-based (and no performance-based) vesting conditions (“RSUs”) and restricted stock units subject to performance-based vesting conditions (whether alone or in combination with time-based vesting conditions) (“PSUs”), in each case pursuant to, and subject to the terms and conditions of, the Company’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) and the applicable restricted stock unit agreements between the Company and the Employee (together, the “Stock Agreements”), as set forth in the table below:

Outstanding RSUs as of Immediately Prior to Termination Date

Award	Grant Date		Units that Remain Unvested as of the Termination Date
[FY24 RSU]	[8/23/2023	]	[15,932	][1]
[FY25 RSU]	[8/21/2024	]	[46,645	]

Outstanding PSUs as of Immediately Prior to Termination Date

Award	Grant Date		Units that Remain Unvested as of the Termination Date
[FY24 PSU]	[8/23/2023	]	[95,581	][2]
[FY25 PSU]	[8/21/2024	]	[93,285	]

WHEREAS, Employee’s employment with the Company and the Employer has terminated effective [December 15, 2025]3 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company, the Employer, or any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company and the Employer.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, the Employer and Employee hereby agree as follows:

[1]	Note to Draft: Table to be confirmed at time of Termination Date
[2]	Note to Draft: Table to be confirmed at time of Termination Date.
[3]	Note to Draft: To be filled in at time of Termination Date with actual termination date.

COVENANTS

1. Consideration. In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, and Employee’s continued compliance with his Confidentiality Obligations, the Company and the Employer agree as follows:

a. Accelerated Vesting of RSUs. Effective on the Effective Date, each RSU set forth in the table in the Recitals above, that is outstanding and unvested and held by Employee as of immediately prior to the Termination Date, will vest as to 100% of the units covered thereby (which vested units will be converted to shares pursuant to the terms of the applicable Stock Agreement and will be settled on or as soon as practicable following the Effective Date).

b. Accelerated Vesting of PSUs. Effective on the Effective Date, each PSU set forth in the table in the Recitals above, that is outstanding and unvested and held by Employee as of immediately prior to the Termination Date, will vest as to the number of units set forth for such PSU in the above table, which represent all units subject to such PSU that would be eligible for vesting if all performance goals for open performance periods were achieved at target levels, (which vested units will be converted to shares pursuant to the terms of the applicable Stock Agreement and will be settled on or as soon as practicable following the Effective Date), and such PSU will terminate and cease to be eligible for vesting with respect to any further units.

c. Annual Incentive Plan. If Employee is otherwise ineligible to receive any applicable payment or vesting of equity awards under the Company’s Annual Incentive Plan (“AIP”) for the fiscal year ending June 28, 2025 because Employee did not maintain employment through the applicable payment or vesting date, Employee will nevertheless be eligible to receive such payment or vesting under the AIP to the extent that would be applicable had Employee remained employed through the applicable payment and vesting dates.

d. Death of Employee. In the event of Employee’s death prior to Employee’s receipt of any payments or benefits to be provided under this Section 1, subject to the terms and conditions of this Agreement, such payments and benefits shall be paid or provided to such person as Employee may have designated as Employee’s beneficiary (or to Employee’s estate in the absence of a beneficiary designation).

e. Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2. Stock. The Parties agree that, except as provided in Sections 1.a and 1.b above, the RSUs and PSUs shall be subject to all terms of the applicable Stock Agreements.

3. Benefits. Subject to any right Employee may have to continue health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of vacation, and paid time off, ceased as of the Termination Date (in each case to the extent they continued to apply as of such Termination Date).

4. Payment of Compensation and Receipt of All Benefits. Employee acknowledges and represents that the Company, the Employer and their agents have paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee prior to the Effective Date of this Agreement.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and Employer (and each of Company’s and Employer’s parents, subsidiaries, and affiliates), as well as each of the Company’s and Employer’s (and each of their parents’, subsidiaries’ and affiliates’) respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s relationships with the Company and the Employer and the termination of those relationships;

b. any and all claims relating to, or arising from, Employee’s right to acquire shares of stock of the Company or the Employer, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Worker Adjustment and Retraining Notification Act, and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any proceeds received by Employee from the Company or the Employer; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has had more than twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company and the Employer in less than 21 calendar days following the date Employee receives a copy of this Agreement (provided, however, that Employee cannot execute this Agreement prior to the Termination Date), Employee hereby acknowledges that

Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that in order to revoke this Agreement, Employee must deliver to the attention of the General Counsel of the Company at the following email address, a written revocation before 12:00 a.m. (midnight) Pacific Time on the eighth (8th) calendar day following the date Employee signs this Agreement: jae.kim@lumentum.com. The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.

7. California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company, the Employer, or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company, the Employer, or any of the other Releasees.

9. No Right to Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company or the Employer, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or the Employer.

10. Trade Secrets and Confidential Information/Company Property. Employee acknowledges that Employee remains under continuing obligations to the Company and the Employer under the Confidentiality Obligations, specifically including the provisions therein regarding nondisclosure of the Company’s and the Employer’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all Company and Employer property, devices and equipment, and taken all necessary steps to permanently delete or destroy all information, documents, and other items provided to Employee by the Company or the Employer (with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company or the Employer, or otherwise belonging to the Company or the Employer.

11. No Cooperation. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company and the Employer upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

12. Non-disparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.

13. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company or Employer trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company or Employer attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s or the Employer’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Employee understands that nothing in the Confidentiality Obligations or any other agreement with Company or Employer (or any Company or Employer policies) shall limit or prohibit Employee from engaging in any protected conduct set forth in this section.

14. Resignation from Any Remaining Directorships. Employee hereby confirms and agrees that, effective as of the Termination Date, Employee resigns from his position as a member of the Board of Directors of the Company (to the extent that Employee remains a member of such board or boards as of the Termination Date).

15. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Employee acknowledges and agrees that any breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any Confidentiality Obligations, shall entitle the Company and the Employer immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law, provided, however, that the Company and the Employer shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Confidentiality Obligations.

16. No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company or the Employer, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or the Employer of any fault or liability whatsoever to Employee or to any third party.

17. ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY AND THE EMPLOYER OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT

PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN THE COUNTY IN WHICH EMPLOYEE WORKED AS OF THE TERMINATION DATE, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY AND EMPLOYER, ON THE ONE HAND, AND EMPLOYEE, ON THE OTHER HAND, SHALL EQUALLY SHARE THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT ANY PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

18. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that any Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

19. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” Section of this Agreement shall be governed by the FAA.

20. Tax Consequences. Neither the Company nor the Employer makes any representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company or the Employer and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company or the Employer for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company or the Employer by reason of any such claims, including attorneys’ fees and costs.

21. Section 409A. It is the intent of the Parties that this Agreement be exempt from or comply with the requirements of Section 409A of the Code so that none of the payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms in this Agreement will be interpreted to be so exempt or so comply. In no event will the Company or the Employer reimburse Employee for any taxes imposed or other costs incurred as a result of Section 409A of the Code. The Company, the Employer and

Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to actual payment to Employee. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a separate payment (or a series of separate payments, as applicable) for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

22. No Oral Modification. This Agreement may only be amended in a writing signed by Employee, an authorized representative of the Company, and an authorized representative of the Employer.

23. Compensation Recovery. For avoidance of doubt, incentive-based compensation received by Employee from the Company or the Employer, whether pursuant to this Agreement or otherwise, remains subject to recovery under the Company’s compensation recovery policy to the extent required by law.

24. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, the Employer and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the Employer, and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company and the Employer, with the exception of the Confidentiality Obligations, the Stock Agreements as modified hereby.

25. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within seven (7) days following the Termination Date (and it will also be null and void if it is executed by Employee prior to the Termination Date, or prior to the date the Transition Agreement becomes effective). The Employee has seven (7) days after Employee signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

26. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Employer represents and warrants that the undersigned has the authority to act on behalf of the Employer and to bind the Employer and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

27. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

28. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

29. Voluntary Execution of Agreement. Employee understands and agrees that Employee has executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company, the Employer or any third party, with the full intent of releasing Employee’s claims against the Releasees as set forth herein. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Agreement; and (e) Employee has not relied upon any representations or statements made by the Company or the Employer that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

[Signature blocks intentionally omitted; the Company and the Employer will provide Employee an execution-ready version of this Agreement in connection with Employee’s termination of employment.]